Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

VivoPower International PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary Shares, par value $0.12 per share	Rule 457(o)	(1)	(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)
	Other	Rights	Rule 457(o)	(1)	(2)
	Other	Units	Rule 457(o)	(1)	(2)
	Unallocated (Universal) Shelf	--	Rule 457(o)	(1)	(2)	$18,000,000	0.00014760	$2,656.80(3)
		Total Offering Amounts				$18,000,000		$2,656.80
		Total Fees Previously Paid						--
		Total Fee Offsets						$7,655.13
		Net Fee Due						$0.00

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(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the Registrant from time to time at indeterminate prices, with the maximum aggregate offering price not to exceed $18,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $18,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and the amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per unit of class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $18,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	VivoPower International PLC	F-3	333-251304	December 11, 2020		$7,655.13	Unallocated (Universal) Shelf	(1)	(1)	$70,166,176
Fees Offset Sources	VivoPower International PLC	F-3	333-251304		December 11, 2020						$7,655.13	(1)

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(1)

On December 11, 2020, the Registrant filed a registration statement on Form F-3 (File No. 333-251304) (the “Prior Registration Statement”) with the Securities and Exchange Commission registering an indeterminate number of securities with a proposed maximum aggregate offering price of $80,000,000. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $7,655.13, which represents the portion of the registration fee previously paid with respect to $70,166,176 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.